                                   EXHIBIT 3


                         FORM OF SHAREHOLDER AGREEMENT

          This Shareholder Agreement (this "Agreement") is made and entered into as of October __, 1999 by and among Digital Island, Inc., a Delaware corporation ("Parent"), Sandpiper Networks, Inc., a California corporation ("Company"), and the undersigned shareholder of Company ("Shareholder"). Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Reorganization Agreement (as defined below).

                                    RECITALS

          WHEREAS, pursuant to an Agreement and Plan of Reorganization dated as of October 24, 1999 by and among Parent, Beach Acquisition Corp., a California corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Company (such agreement as it may be amended is hereinafter referred to as the "Reorganization Agreement"), Merger Sub will be merged with and into Company (the "Merger"); the outstanding shares of capital stock of Company (the "Company Capital Stock") will be converted into common stock of Parent (the "Parent Shares") at the applicable exchange ratio set forth in the Reorganization Agreement; and the Company will become a wholly owned subsidiary of Parent (the "Transaction");

          WHEREAS, it is a condition of Parent's willingness to enter into the Transaction that certain shareholders of Company have executed and delivered to Parent a Shareholder Agreement upon the terms set forth herein; and

          WHEREAS, Shareholder is the registered and beneficial owner of such number of shares of the outstanding capital stock of Company as is indicated on the signature page of this Agreement (the "Shares");

          NOW, THEREFORE, the parties agree as follows:

        1  Share Ownership and Agreement to Retain Shares.
           ----------------------------------------------
          1.1  Transfer and Encumbrance.
               ------------------------

                (a) Shareholder represents and warrants to Parent that: (i) Shareholder is the beneficial owner of the Shares and, except as otherwise set forth on the signature page hereto, (A) has held each such Share at all times since the date such Share was originally issued by Company, and (B) did not acquire any shares of Company Capital Stock in contemplation of the Merger; (ii) the Shares constitute Shareholder's entire beneficial ownership interest in the outstanding capital stock and voting securities of Company; (iii) no other person or entity not a signatory to this Agreement has a beneficial interest in or a right to acquire the Shares or any portion of the Shares (except, with respect to Shareholders which are partnerships, partners of such Shareholders);
(iv) the Shares are and will be at all times until the Expiration (as defined below) free and clear of any liens, claims, options, charges or other encumbrances (except with respect to federal or state securities laws); and (v) Shareholder's principal residence or place of business is set forth on the signature page hereto.

                (b) Other than this Agreement, at all times prior to the Expiration, Shareholder agrees not to (i) sell, transfer, pledge, assign or otherwise dispose of or encumber (including by gift) (collectively, "Transfer"), or consent to any Transfer of, any Shares or New Shares (as defined below) or any interest therein or enter into any contract, option, or other arrangement (including any profit sharing or other derivative arrangement) with respect to any Shares or any New Shares or any interest therein with any person other than pursuant to the Reorganization Agreement, unless prior to any such Transfer the transferee of such Shares or New Shares enters into and is bound by a shareholders agreement with Parent on terms substantially identical to the terms of this Agreement, or (ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, in connection with, directly or indirectly, (1) any Acquisition Proposal (as defined below) or transaction or occurrence which if publicly proposed and offered to the Company and its shareholders (or any of them) would be the subject of an Acquisition Proposal (collectively, "Alternative Transactions") or (2) any amendment of the Company's Articles of Incorporation or Bylaws or other proposal, action or transaction involving the Company or any of its subsidiaries, which amendment or other proposal, action or transaction would or could reasonably be expected to prevent or materially impede, interfere with, hinder or delay the consummation of the Merger or any of the other transactions contemplated by the Reorganization Agreement or to dilute in any material respect the benefits to Parent of the Merger and the other transactions contemplated by the Reorganization Agreement, or change in any manner the voting rights of any class or shares of Company Capital Stock (collectively, "Frustrating Transactions"). As used herein, the term "Expiration" shall mean the earlier to occur of (x) the Effective Time or (y) the valid termination of the Reorganization Agreement in accordance with its terms.

                1.2  New Shares. Shareholder agrees that any shares of capital
                     ----------
stock of Company that Shareholder purchases or with respect to which Shareholder otherwise acquires beneficial ownership after the date of this Agreement and prior to the Expiration ("New Shares") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

        2  Agreement to Vote Shares.  Prior to the Expiration, Shareholder
           ------------------------
covenants and agrees as follows:

                (a) At each meeting of the shareholders of the Company called to vote upon the Merger, the Reorganization Agreement or any of the transactions contemplated by the Reorganization Agreement, or at any adjournment thereof, or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Merger, the Reorganization Agreement or any of the transactions contemplated by the Reorganization Agreement, is sought, such Shareholder shall, including by executing a shareholder's written consent if requested by Parent, vote (or cause to be voted) such Shareholder's Shares or New Shares in favor of the adoption and approval by the Company of the Reorganization Agreement and the approval of the terms thereof and of the Merger and each of the other transactions contemplated by the Reorganization Agreement and in favor of any matter that could reasonably be expected to facilitate the Merger and the other transactions contemplated by the Reorganization Agreement, including any agreements or arrangements that may result in the payment of any amount that would not be deductible by reason of Section 280G of the Internal Revenue Code of 1986, as amended.

                (b) At any meeting of the shareholders of the Company or at any adjournment thereof or in any other circumstances upon which such Shareholder's vote, consent or other approval is sought, such Shareholder shall vote (or cause to be voted) the Shares or New Shares of such Shareholder against, and shall not consent to (and shall cause not to be consented to), any Alternative Transaction or Frustrating Transaction.

                (c) Notwithstanding the foregoing, nothing in this Agreement shall limit or restrict Shareholder from acting in his capacity as a director of Company, to the extent applicable, it being understood that this Agreement shall apply to Shareholder solely in his capacity as a shareholder of the Company.

        3  Irrevocable Proxy.  Shareholder hereby agrees to timely deliver to
           -----------------
Parent a duly executed proxy in the form attached hereto as Annex A (the "Proxy"), such Proxy to cover the Shares and New Shares in respect of which Shareholder is entitled to vote at each meeting of the Shareholders of Company (including, without limitation, each written consent in lieu of a meeting). In the event that Shareholder is unable to provide any such Proxy in a timely manner, Shareholder hereby grants Parent a power of attorney to execute and deliver such Proxy for and on behalf of Shareholder, such power of attorney, which being coupled with an interest, shall survive any death, disability, bankruptcy, or any other such impediment of Shareholder. Upon the execution of this Agreement by Shareholder, Shareholder hereby revokes any and all prior proxies given by Shareholder with respect to the Shares and agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration.

        4  Additional Covenants of Shareholder.  Shareholder hereby represents,
           -----------------------------------
warrants and covenants to Parent as follows:

                (a) Shareholder has full power and legal capacity to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Shareholder and constitutes the valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms. Except as may be limited by (i) the effect of bankruptcy, insolvency, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally, or (ii) the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law, the execution and delivery of this Agreement by Shareholder does not, and the performance of Shareholder's obligations hereunder will not, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right to terminate, amend, accelerate or cancel any right or obligation under, or result in the creation of any lien or encumbrance on any Shares or New Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Shareholder is a party or by which Shareholder or the Shares or New Shares are or will be bound or affected.

                (b) Shareholder undertakes and agrees to indemnify and hold harmless Parent, Company, and each of their respective current and future officers and directors (an "Indemnified Person") within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), from and against any and all claims, demands, actions, causes of action, losses, costs, damages, liabilities and expenses ("Claims") based upon, arising out of or resulting from any breach or nonfulfillment of any undertaking, covenant or agreement made herein by Shareholder, or caused by or attributable to Shareholder, or Shareholder's agents or employees, or representatives, brokers, dealers and/or underwriters insofar as they are acting on behalf of and in accordance with the instruction of or with the knowledge of Shareholder, in connection with or relating to any offer, sale, pledge, transfer or other disposition or encumbrance of any of the Parent Shares by or on behalf of Shareholder, which claim or claims result from any breach or nonfulfillment as set forth above. The indemnification set forth herein shall be in addition to any liability that Shareholder may otherwise have to the Indemnified Persons. Promptly after receiving definitive notice of any Claim in respect of which an Indemnified Person may seek indemnification under this Agreement, such Indemnified Person shall submit notice thereof to Shareholder. The omission by the Indemnified Person so to notify Shareholder of any such Claim shall not relieve Shareholder from any liability Shareholder may have hereunder except to the extent that (i) such liability was caused or increased by such omission, or (ii) the ability of Shareholder to reduce or defend against such liability was adversely affected by such omission. The omission of the Indemnified Person so to notify Shareholder of any such Claim shall not relieve Shareholder from any liability Shareholder may have otherwise than hereunder. The Indemnified Persons and Shareholder shall cooperate with and assist one another in the defense of any Claim and any action, suit or proceeding arising in connection therewith.

          (c) Shareholder shall take, or cause to be taken, all other actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all other things, reasonably necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by the Reorganization Agreement.

                (d) Until the Expiration, Shareholder shall not, and shall not authorize or permit any of its subsidiaries or affiliates (other than the Company), officers, directors and employees and any investment banker, attorney, accountant or other agent retained by Shareholder or them to, issue any press release or make any other public statement with respect to the Reorganization Agreement, this Agreement, the Merger or any of the other transactions contemplated by the Reorganization Agreement or this Agreement without the prior written consent of Parent, except as may be required by applicable law.

                (e) Until the Expiration, Shareholder will not (and will use Shareholder's reasonable best efforts to cause Company, its affiliates, officers, directors and employees and any investment banker, attorney, accountant or other agent retained by Shareholder or them, not to): (i) initiate or solicit, directly or indirectly, any proposal, plan, or offer to acquire all or any substantial part of the business or assets or capital stock of Company, whether by merger or other business combination, purchase of stock or assets, tender offer or otherwise, or to liquidate Company or otherwise distribute to the Shareholders of Company all or any substantial part of the business, assets or capital stock of Company (each, an "Acquisition Proposal"); (ii) initiate, directly or indirectly, any contact with any person in an effort to or with a view towards soliciting or encouraging or facilitating any Acquisition Proposal; (iii) furnish information concerning Company's business, properties or assets to any corporation, partnership, person or other entity or group (other than Parent, or any associate, agent or representative of Parent) under any circumstances that could reasonably be expected to relate to an actual or potential Acquisition Proposal; or (iv) negotiate or enter into discussions or an agreement, directly or indirectly, with any entity or group with respect to any potential Acquisition Proposal. In the event Shareholder shall receive or become aware of any Acquisition Proposal subsequent to the date hereof, Shareholder shall promptly inform Parent as to any such matter and the details thereof to the extent possible without breaching any other agreement to which such Shareholder is a party or violating its fiduciary duties.

                (f) Shareholder hereby waives any rights of appraisal, or rights to dissent from the Merger, that such Shareholder may have.

                (g) Shareholder shall execute and deliver to Parent the Market Standoff Letter Agreement, in the form attached hereto as Annex B.
                                                          -------
        5  Enforcement of Transfer Restrictions. Shareholder understands and
           ------------------------------------
agrees that (i) Company shall be entitled to affix an appropriate legend to any certificate representing Shares or New Shares reflecting the restrictions set forth in this Agreement; and (ii) if Shareholder attempts to Transfer, vote or provide any other person with the authority to vote any of the Shares other than in compliance with this Agreement, Company shall not, and Shareholder hereby irrevocably instructs Company not to permit any such transfer on its books and records, issue a new certificate representing any of the Shares or New Shares or record such vote unless and until Shareholder shall have complied with the terms of this Agreement.

        6  Additional Documents. Shareholder hereby covenants and agrees to
           --------------------
execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Parent, to carry out the purpose and intent of this Agreement.

        7  Consent and Waiver. Shareholder hereby gives any consents or
           ------------------
waivers that are reasonably required for the consummation of the Transaction under the terms of any agreement to which Shareholder is a party or pursuant to any rights Shareholder may have.

        8  Further Assurances. Shareholder will, from time to time, execute
           ------------------
and deliver, or cause to be executed and delivered, such additional or further consents, documents or other instruments as Parent may request for the purpose of effectuating the matters covered by this Agreement, including the grant of the proxies set forth in Section 3.

        9  Termination. Sections 1, 2, 3 and 4 hereof and the Proxy delivered
           -----------
in connection herewith shall terminate and shall have no further force or effect as of the Expiration.

        10  Confidentiality. Shareholder agrees (i) to hold any information
            ---------------

regarding this Agreement and the Transaction in strict confidence, and (ii) not to divulge any such information to any third person, until such time as the Transaction has been publicly disclosed by Parent.

        11  Miscellaneous.
            -------------

                11.1  Severability. If any term, provision, covenant or
                      ------------

restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                11.2  Binding Effect and Assignment. This Agreement and all of
                      -----------------------------
the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by any of the parties without the prior written consent of the others. This Agreement is intended to bind Shareholder as a Shareholder of Company only with respect to the specific matters set forth herein.

                11.3  Amendment and Modification. This Agreement may not be
                      --------------------------
modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by the parties hereto.

                11.4  Specific Performance; Injunctive Relief. The parties
                      ---------------------------------------
hereto acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Shareholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity and Shareholder hereby waives any and all defenses which could exist in its favor in connection with such enforcement and waives any requirement for the security or posting of any bond in connection with such enforcement.

                11.5  Notices. All notices, requests, demands or other
                      -------
communications that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed by registered or certified mail, postage prepaid, or delivered to a reputable overnight courier for overnight delivery, postage prepaid, as follows:

                        (a) If to Shareholder, at the address set forth below Shareholder's signature at the end hereof.

                        (b) if to Parent, to:

                                  Digital Island, Inc.
                                  45 Fremont Street
                                  12th Floor
                                  San Francisco, CA 94111
                                  Attention:      Ruann F. Ernst
                                  Facsimile No.:  (415) 738-4141
                                  Telephone No.:  (415) 738-4100
                            with a copy to:

                                  Brobeck, Phleger & Harrison LLP
                                  2200 Geng Road
                                  Two Embarcadero Place
                                  Palo Alto, CA 94303
                                  Attention: Curtis L. Mo, Esq.
                                             with a copy to Rod J. Howard, Esq.
                                  Facsimile No.:  (650) 496-2715
                                  Telephone No.:  (650) 424-0160

                            (c) if to Company, to:

                                  Sandpiper Networks, Inc.
                                  125 Auburn Ct.
                                  Suite 210
                                  Westlake Village, CA 91362
                                  Attention:      Leo S. Spiegel
                                  Facsimile No.:  (805) 370-2101
                                  Telephone No.:  (805) 370-2100

                              with a copy to:

                                  Riordan & McKinzie LLP
                                  5743 Corsa Avenue
                                  Suite 116
                                  Westlake Village, CA 91362
                                  Attention:      Larry Weeks, Esq.
                                  Facsimile No.:  (818) 706-2956
                                  Telephone No.:  (818) 706-1800

or to such other address as any party hereto or any Indemnified Person may designate for itself by notice given as herein provided.


                11.6 Governing Law. This Agreement shall be governed by,
                     -------------
construed and enforced in accordance with the internal laws of the State of California, without regard to the conflicts of laws principles thereof.

                11.7  Entire Agreement. This Agreement and the Proxy contain the
                      ----------------
entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

                11.8  Effect of Headings. The section headings herein are for
                      ------------------
convenience only and shall not affect the construction or interpretation of this Agreement.

                11.9  Counterparts. This Agreement may be executed in several
                      ------------
counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

DIGITAL ISLAND, INC.                                      SHAREHOLDER

By: ___________________________________________           By:_______________________________
Name:__________________________________________           (Signature)
Title:_________________________________________

                                                          __________________________________
                                                          (Signature of Spouse)

SANDPIPER NETWORKS, INC.                                  __________________________________
By:____________________________________________           (Social Security / Tax I.D. No.)
Name:__________________________________________
Title:_________________________________________           __________________________________
                                                          (Print Name of Shareholder)

                                                          __________________________________
                                                          (Print Street Address)


                                                          __________________________________
                                                          (Print City, State and Zip)


                                                          __________________________________
                                                          (Print Telephone Number)


                                                          __________________________________
                                                          (Social Security or Tax I.D. Number)


Total Number of Shares of Company Capital Stock owned on the date hereof:

Common Stock:________________________________
Series A Preferred Stock:____________________
Series B Preferred Stock:____________________
State of Residence:__________________________

                                    FORM OF

                               IRREVOCABLE PROXY

                                TO VOTE STOCK OF
                                ----------------

                            SANDPIPER NETWORKS, INC.
                            ------------------------




          The undersigned shareholder of Sandpiper Networks, Inc., a California corporation ("Company"), hereby irrevocably (to the full extent permitted by the California Corporations Code) appoints the members of the Board of Directors of Digital Island, Inc., a Delaware corporation ("Parent"), and each of them, or any other designee of Parent, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of Company issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") in accordance with the terms of this Irrevocable Proxy. The Shares beneficially owned by the undersigned shareholder of Company as of the date of this Irrevocable Proxy are listed on the final page of this Irrevocable Proxy. Upon the undersigned's execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration (as defined below).

          This Irrevocable Proxy is irrevocable (to the extent provided in the California Corporations Code), is coupled with an interest, including, but not limited to, that certain Shareholder Agreement dated as of even date herewith by and among Parent, Company, and the undersigned (the "Shareholder Agreement"), and is granted in consideration of Parent entering into that certain Agreement and Plan of Reorganization (the "Reorganization Agreement") by and among Parent, Beach Acquisition Corp., a California corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Company, which Reorganization Agreement provides for the merger of Merger Sub with and into Company, the conversion of outstanding shares of Company capital stock into the right to receive Parent Common Stock (in accordance with the applicable exchange ratio), and for Company to become a wholly owned subsidiary of Parent (the "Merger"). As used herein, the term "Expiration" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Reorganization Agreement, and (ii) the date of termination of the Reorganization Agreement.

          The attorneys and proxies named above, and each of them are hereby authorized and empowered by the undersigned, at any time prior to the Expiration, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting and other rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to the California Corporations Code), at every annual, special or adjourned meeting of the shareholders of Company and in every written consent in lieu of such meeting in favor of approval and adoption of the Reorganization Agreement and approval of the terms thereof and of the Merger and each of the other transactions contemplated by the Reorganization Agreement, and in favor of any matter that could reasonably be expected to facilitate the Merger and the other transactions contemplated by the Reorganization Agreement, and against any Alternative Transaction or Frustrating Transaction (as such terms are defined in the Shareholder Agreement).

          The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter except as provided above. The undersigned shareholder may vote the Shares on all other matters.

          All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

          This Irrevocable Proxy is coupled with an interest as aforesaid and is irrevocable.

Dated:  ____________________
                                                 _____________________________________
                                                 (Signature of Shareholder)


                                                 _____________________________________
                                                 (Print Name of Shareholder)


                                                 Shares beneficially owned:


                                                 ________ shares of Company Common Stock


                                                 ________ shares of Company Series A Preferred
                                                 Stock


                                                 ________ shares of Company Series B Preferred
                                                 Stock

                      SIGNATURE PAGE TO IRREVOCABLE PROXY

                                    FORM OF

                    Market Standoff Letter Agreement
                    --------------------------------



DIGITAL ISLAND, INC.
45 Fremont Street
12th Floor
San Francisco, CA  94111

        Re: Proposed Merger of Digital Island, Inc. and Sandpiper Networks, Inc.
            -------------------------------------------------------------------


Ladies and Gentlemen:

          The undersigned understands that Sandpiper Networks, Inc., a California corporation ("Company") and Digital Island, Inc., a Delaware corporation ("Parent") have entered into an Agreement and Plan of Reorganization, dated as of October 24, 1999 (the "Reorganization Agreement"), pursuant to which Beach Acquisition Corp., a California corporation and a wholly owned subsidiary of Parent, will be merged with and into Company (the "Merger"). Capitalized terms not otherwise defined herein shall have the same meaning given to them in the Reorganization Agreement.

          In recognition of the benefit that the Merger will confer upon the undersigned as a securityholder, officer and/or director of Company and/or of Parent, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with Parent, that, from the Effective Time until the earliest to occur of (a) the sale by Parent of shares of its common stock ("Parent Common Stock") for its own account in a bona fide, firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended, (b) July 15, 2000, (c) the effective date of a merger of Parent with or into another corporation in which fifty (50%) or more of the voting power of Parent is disposed of, or the sale of all or substantially all of the assets of Parent; or
(d) such other date, and with such limitations, as may be approved by unanimous vote of the Board of Directors of Parent, the undersigned will not directly or indirectly (i) issue, offer to sell, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of Parent Common Stock or any securities convertible into or exchangeable or exercisable for Parent Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Parent Common Stock or any securities convertible into or exchangeable for the Parent Common Stock, whether any such swap transaction is to be settled by delivery of Parent Common Stock or other securities, in cash or otherwise.

          The foregoing paragraph shall not apply to (a) transactions by any person relating to shares of Parent Common Stock or other securities acquired in open market transactions after the Effective Time or (b) transfers of Parent Common Stock or any securities convertible into or exercisable or exchangeable for Parent Common Stock to a member of the undersigned's immediate family or to a trust of which the undersigned or an immediate family member is the beneficiary (either one a "Transferee") provided that upon any such transfer, the Transferee shall sign a letter substantially similar to this letter agreement.

          The undersigned agrees and consents to the entry of stop transfer instructions with Parent's transfer agent against the transfer of shares of Parent Common Stock held by the undersigned unless such transfer is made in compliance with this Agreement. The undersigned understands and agrees that Parent shall be entitled to affix an appropriate legend to any certificate representing shares of Parent Common Stock reflecting the restrictions set forth in this Agreement.

          This Agreement is irrevocable and may only be amended in writing if agreed to by the unanimous vote of the Board of Directors of Parent.

          The undersigned agrees that the provisions of this letter agreement shall be binding also upon the successors, assigns, heirs and personal representatives of the undersigned.



                                       Very truly yours,


   Date: _______________________
                                       ---------------------------------------------
                                       (Name of Entity or Individual - Please Print)


                                       ---------------------------------------------
                                       (Signature)


                                       ---------------------------------------------
                                       (Name of Person signing on behalf of Entity,
                                       if applicable - Please Print)



                                       ---------------------------------------------
                                       (Title of Person signing on behalf of
                                       Entity, if applicable - Please Print)

                         On behalf of:


              SIGNATURE PAGE TO MARKET STANDOFF LETTER AGREEMENT